EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

QLogic Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-66407, 333-134877, 333-155220, 333-162951, 333-190832, and 333-207962) of QLogic Corporation of our reports dated May 26, 2016, with respect to the consolidated balance sheets of QLogic Corporation and subsidiaries as of April 3, 2016 and March 29, 2015, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended April 3, 2016, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 3, 2016, which reports appear in the April 3, 2016 annual report on Form 10-K of QLogic Corporation.

Our report dated May 26, 2016 on the consolidated financial statements refers to the Company's adoption, on a retrospective basis, of FASB Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets, liabilities and associated valuation allowances to be classified as non-current.

/s/ KPMG LLP

Irvine, California

May 26, 2016